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                                                                      EXHIBIT 21


                   Southern States Cooperative, Incorporated


                             LIST OF SUBSIDIARIES

Name of Subsidiary                           Jurisdiction of Incorporation
------------------                           -----------------------------

Southern States Holdings, Inc.                       Virginia

     Southern States Underwriters, Inc.              Virginia

     SSC Insurance Agency, Inc.                      Virginia

     Wetsel, Inc.                                    Virginia

     Mountain State Greenhouses, Inc.                Virginia

     Agriland Exchange, Inc.                         Michigan

Virginia Seed Service, Inc.                          Virginia